AMENDMENT No. 2 to Clinical Study Agreement for the study entitled “Clinical Research in Patients affected by Parkinson’s Disease Using Direct Delivery of the GAD Genes in the Brain”, under the direction of Dr. Michael G. Kaplitt, Principal Investigator

THIS AMENDMENT TO THE CLINICAL STUDY AGREEMENT (“Amendment No. 2”) is by and between Cornell University for its Medical College (“the Medical College”) and Neurologix, Inc. (“Sponsor”).

WHEREAS, The Medical College and Sponsor have entered into a Clinical Study Agreement as of the 2nd day of July, 2003 (“Agreement”); and

WHEREAS, The Medical College and Sponsor have entered into a first Amendment to the aforementioned Clinical Study Agreement as of the 16th day of September, 2004 (“Amendment No. 1”); and

WHEREAS, capitalized terms not expressly defined herein shall have defined meanings specified in the Agreement or in Amendment No. 1; and

WHEREAS, The Medical College and Sponsor wish to modify and amend the terms of the Agreement, as previously amended, on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the promises made below, the parties hereby agree and covenant as follows:

1.      Except as expressly amended herein, all other terms and conditions of the Agreement, as amended by Amendment No. 1, shall remain in full force and effect.

2.            Section 1 of the Agreement as amended by Amendment No. 1 shall be deleted and replaced in its entirety with the following:

1.  THE SCOPE OF WORK. The Medical College agrees to use all reasonable efforts to perform the clinical study in accordance with the Protocol (the “Study”). In addition, the Medical College agrees to use all reasonable efforts to perform the studies to be conducted in the Laboratory of Molecular Neurosurgery as described in Attachment C, titled “Scope of Work for Addendum to Weill-Cornell Neurologix Sponsored Research Agreement” Furthermore, the Medical College agrees to use all reasonable efforts to perform the studies to be conducted in the Laboratory of Molecular Neurosurgery as described in Attachment E, titled “Scope of Work for Addendum No. 2 to Weill-Cornell Neurologix Sponsored Research Agreement” (hereafter, “Sponsored Research Program”).

3.            Section 4 of the Agreement, as amended by Amendment No. 1, shall be deleted and replaced in its entirety with the following:

4.  PAYMENT/REIMBURSEMENT OF COSTS. Payments for the Study shall be made to the Medical College by the Sponsor in advance in U.S. dollars, net of taxes or impost of any kind, on the terms and conditions set forth in Attachment B. Payments for the Sponsored Research Program shall be made to the Medical College by the Sponsor in advance as follows:

(i) In equal semi-annual installments of sixty-seven thousand five hundred dollars U.S. ($67,500 USD), for an annual total of $135,000 per year, with the first payment to be paid on or before October 15, 2004, and the remaining payments made in six (6) month intervals thereafter for the duration of the Sponsored Research Program; and

(ii) An additional payment of sixty three thousand eight hundred forty dollars ($63,840) shall be made to the Medical College by the Sponsor, in two equal installments, with the first payment being made January 31, 2007 and the second payment being made July 31, 2007. The payments shall be applied to cover the costs described in the Annual Budget set forth in Attachment F.

4.            Schedule A hereto, titled “Scope of Work for Addendum No. 2 to Weill-Cornell Neurologix Sponsored Research Agreement,” shall be added to the Agreement as Attachment E.

5.            Schedule B hereto, titled “Annual Budget for Neurologix Sponsored Research Addendum No. 2,” shall be added to the Agreement as Attachment F.

6.            This Amendment constitutes the entire agreement between the parties regarding the subject matter hereof, there being no other written, oral or other agreements or understandings between regarding the subject matter hereof or otherwise amending or further modifying the Agreement as originally amended by Amendment No. 1.

7.            This Amendment (a) may be executed in counterparts; (b) is binding upon the successors and assigns of the parties hereto; and (c) may not be amended, altered or modified except in a writing signed by all of the parties hereto.

[Signatures on following page]

AGREED:
CORNELL UNIVERSITY FOR ITS		NEUROLOGIX, INC.
MEDICAL COLLEGE

		/s/ Marc L. Panoff		/s/ John E. Mordock
/s/ Stephen Cohen
NAME	Stephen Cohen	NAME:	Marc L. Panoff	John E. Mordock
TITLE	Associate Treasurer	TITLE:	CFO & Treasurer	President & CEO

Date March 2, 2007		Date March 2, 2007

I agree to act as Principal Investigator for the project described above:

Michael G. Kaplitt, MD, PhD	Date	February 5, 2007